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                                                                    EXHIBIT 99.2

                                                                PRELIMINARY COPY

                                   P R O X Y

                          ALEXANDER ENERGY CORPORATION
                        SPECIAL MEETING OF SHAREHOLDERS

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Bob G. Alexander, Jim L. David and David E. Grose, or any of them, Proxies for the undersigned, with full power of substitution in each, to represent and to vote, as designated below, all shares of common stock of Alexander Energy Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held on Thursday, August 29, 1996 at the Governor's Lecture Hall, Wyndham Anatole Hotel, 2201 Stemmons Freeway, Dallas, Texas 75207, at 10:00 a.m., Central Time, and at any adjournments thereof as follows:

1. Adoption of the Agreement and Plan of Merger dated June 6, 1996, as amended as of June 20, 1996, by and among Alexander Energy Corporation, National Energy Group, Inc. and NEG-OK, Inc., and approval of the Merger and the transactions contemplated thereby, as described in the accompanying Joint Proxy Statement and Prospectus, pursuant to which each share of Alexander Common Stock outstanding immediately prior to the Merger (other than dissenting shares) and all associated rights for such share will be converted into the right to receive 1.7 shares of NEG Common Stock.

                      FOR  [ ]  AGAINST  [ ]  ABSTAIN  [ ]

2. In their discretion, on such other matters as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREOF.

The undersigned hereby acknowledges receipt of the Joint Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by this Proxy.

Please sign exactly as name(s) appear hereon. When shares are held by joint owners, both should sign. When signing in a representative capacity, please give full title and attach proof of authority unless already on file with the Corporation. If a corporation or partnership, please sign in full corporate or partnership name by President or partner or other authorized person.


                                       Dated          , 1996
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                                       -----------------------------------------
                                       Signature


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                                       Signature if held jointly
                                       PLEASE SIGN, DATE AND RETURN THE PROXY
                                       CARD PROMPTLY USING THE ENCLOSED ENVELOPE